EXHIBIT 23.17

Date:   March 28, 2004
Our ref:  763781

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants of Trinet Investments in High-Tech Ltd., we hereby consent to the incorporation of our report dated March 13, 2003, included in Form 10-K of Ampal-American Israel Corporation for the year ended December 31, 2002 (relating to the financial statements of Trinet Investments in High-Tech Ltd. not included herein), into Ampal-American Israel Corporation’s previously filed Registration Statements No. 333-61895 and No. 333-55970.

Brightman Almagor & Co
Cretified Public Accountants
A member of Deloitte Touche